UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification Number)

1675 East Prater Way, #102 Sparks, Nevada (Address of principal executive offices)	89434 Zip Code

775-853-4919
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On December 31, 2009, Golden Phoenix Minerals, Inc., a Nevada corporation (the “Company”), entered into an Exploration, Development and Mining Joint Venture Members’ Agreement (the “Agreement”) with Scorpio Gold (US) Corporation, a Nevada corporation (“Scorpio US”), and Scorpio Gold Corporation, a British Columbia corporation and the parent corporation of Scorpio US (“Scorpio Gold”).  Pursuant to the terms of the Agreement, the Company contracted to, upon closing, sell an undivided seventy percent (70%) interest in the Company’s mineral properties located in the County of Esmeralda, State of Nevada, known as the Mineral Ridge property, and various related assets and bonds, to Scorpio US, with the Company retaining a thirty percent (30%) ownership interest therein, in exchange for a purchase price of US $3,750,000 in cash (less those sums previously advanced by Scorpio Gold to the Company), and delivery to the Company of that number of newly issued common shares of capital stock of Scorpio Gold at a deemed price of Cdn $0.50 per share, having an aggregate deemed value of US $3,750,000 (the “Transaction”).  The closing of the Transaction is to occur upon fulfillment of certain closing conditions and the delivery of all closing deliverables as set forth in the Agreement (the “Closing”).

In particular, as a condition to the Closing, Scorpio Gold must:  (i) obtain the approval of the TSX Venture Exchange to the Transaction; (ii) complete one or more equity or debt financings to raise minimum gross proceeds of such amounts as are necessary to pay the cash component of its closing deliverables disclosed above; and (iii) complete the acquisition of that certain net smelter return royalty encumbering the Mineral Ridge property and either cancel such royalty or contribute it to the LLC (as defined below).

The Agreement may be terminated by either party prior to Closing: (x) if within 4 months of the date of the Agreement, the Closing has not occurred; (y) by mutual agreement of the parties; (z) if there shall be a final non-appealable order of a federal or state court or other court of competent jurisdiction that would in effect prevent consummation of the Transaction or any law enacted or deemed applicable to the Transaction by any governmental authority that would make consummation of the Transaction illegal; or (zz) if such party is not in material breach of its representations, warranties and covenants under the Agreement and there has been a material breach of the Agreement by the other party such that if not cured on or prior to the Closing, the closing conditions and pre and post Closing covenants set forth in the Agreement would not be satisfied, subject to certain cure periods.  Further, the Company may terminate the Agreement prior to Closing in the event it receives a superior unsolicited proposal in connection with the sale of the Mineral Ridge property (or any interest therein), provided that it is not in material breach of the Agreement and it provides Scorpio Gold with notice and an opportunity to match such proposal.  In the event the Company terminates the Agreement in favor of such superior proposal, it must repay to Scorpio Gold all sums previously advanced by Scorpio Gold or Scorpio US as well as make an additional cash payment of US $750,000 to Scorpio Gold.

Prior to or upon Closing, the parties intend to form a Nevada limited liability company to be called Mineral Ridge Gold, LLC (the “LLC”) for the purpose of owning the mineral properties and the related assets and bonds on and about the Mineral Ridge property (collectively referred to as the “Properties”) and conducting operations thereon.  The LLC will be governed by the terms of an operating agreement to be signed by the Company and Scorpio US (its initial members) upon the Closing (the “Operating Agreement”).  Each party will, as its initial contribution to the LLC, contribute its respective ownership interest in the Properties to the LLC.  In consideration therefor, at the Closing, the Company will have a thirty percent (30%) ownership interest in the LLC and Scorpio US will have a seventy percent (70%) ownership interest in the LLC.  Scorpio US will act as the Manager of the LLC and, as such, will have the powers and responsibilities of the “Manager” as prescribed by the Operating Agreement.

    Pursuant to the terms of the proposed Operating Agreement to be signed upon Closing, Scorpio US’s ownership interest in the LLC shall automatically increase by ten percent (10%) and the Company’s ownership interest shall automatically decrease by ten percent (10%) if the following events occur: (i) Scorpio US deposits into the LLC’s business account one hundred percent (100%) of the estimated capital expenditures required to place the Properties into “commercial production” (as such term is defined in the Operating Agreement), plus an amount equal to twenty percent (20%) of such capital expenditures; and (ii) Scorpio US brings the Properties into commercial production within thirty (30) months of the Closing.  During such time period, it is contemplated that the Company’s ownership interest in the LLC shall be carried by Scorpio US, and the Company will have no obligation to fund programs and budgets and will suffer no dilution below twenty percent (20%), unless and until commercial production is reached or Scorpio US’s option periods described below have expired.

    The terms of the proposed Operating Agreement also contemplate that if Scorpio US brings the Properties into commercial production within thirty (30) months of the Closing, it shall have the option to purchase the Company’s remaining ownership interest in the LLC at a purchase price equal to the net asset value of the Properties (the “NAV”) (as determined by a previously agreed upon independent valuation expert) multiplied by the Company’s then existing percentage ownership interest in the LLC.  Such option will exist for a period of twenty-four (24) months after commencement of commercial production.  Alternatively, if Scorpio US does not either fund the requisite 120% of estimated capital expenditures or bring the Properties into Commercial Production within 30 months from the Closing, as discussed above, the Company’s ownership interest in the LLC will increase by five percent (5%) and Scorpio US’s ownership interest will decrease by five percent (5%), subject to Scorpio US having the option to purchase the Company’s remaining ownership interest in the LLC as discussed above, for an additional twelve (12) months for a purchase price equal to the NAV multiplied by the Company’s existing ownership interest in the LLC.

    As of the date of the filing of this Current Report on Form 8-K, Scorpio Gold has paid the Company an aggregate sum of US $900,000 in non-refundable advances toward the cash component of the purchase price to be paid at Closing as well as invested US $63,056 in drilling equipment fees expended on exploration and confirmation drilling at Mineral Ridge.  However, there is no assurance that the Closing of the Transaction will occur and accordingly that the Operating Agreement governing the proposed joint venture will be entered into or that the Company will receive the remaining consideration to be paid at Closing.

Section 7 — Regulation FD

Item 7.01    Regulation FD Disclosure.

    On January 5, 2010, the Company issued a press release announcing the Company’s signing of the Exploration, Development and Mining Joint Venture Members’ Agreement with Scorpio Gold (US) Corporation and Scorpio Gold Corporation, which transaction is discussed in greater detail above under Item 1.01.

    A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release, dated January 5, 2010, entitled, “Golden Phoenix Signs Multi-Million Dollar Joint Venture with Scorpio Gold to Restart Gold Production at the Newly Expanded Mineral Ridge Mine”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.

Dated: January 5, 2010	By:	/s/ Robert P. Martin
Robert P. Martin President